EXHIBIT


                           BRIGHAM EXPLORATION COMPANY

                          STOCKHOLDERS VOTING AGREEMENT
                          -----------------------------


         This STOCKHOLDERS VOTING AGREEMENT, dated December 20, 2002 (this "Agreement"), is made and entered into by and among Brigham Exploration Company, a Delaware corporation (the "Company"), the Credit Suisse First Boston entities listed on Schedule A hereto (the "CSFB Investors"), and the following stockholders of the Company (the "Stockholders"): Ben M. and Anne L. Brigham, individual residents of Travis County, Texas, Harold D. Carter, a resident of Dallas County, Texas, General Atlantic Partners III, L.P., a Delaware limited partnership, GAP-Brigham Partners, L.P., a Delaware limited partnership, GAP Coinvestment Partners II, L.P., a Delaware limited partnership, Aspect Resources, LLC, a Colorado limited liability company, and the individual officers of the Company listed on Schedule I hereto.

                              W I T N E S S E T H:

         WHEREAS, the Company and the CSFB Investors propose to enter into a Securities Purchase Agreement concurrently with the execution hereof (the "Purchase Agreement"), pursuant to which the Company will issue and sell to the CSFB Investors an aggregate of up to 500,000 shares of its Series B Preferred Stock and warrants (the "Warrants") to acquire 2,298,850 shares (the "Warrant Shares") of its common stock (the "Common Stock");


         WHEREAS, the Warrants contain certain anti-dilution provisions which, under the Nasdaq Market Rules, may not be enforceable until approved by the company's stockholders;


         WHEREAS, the Company has agreed to seek such approval at its annual stockholders' meeting to be held on or before May 31, 2003; and


         WHEREAS, as a condition to the agreement of the CSFB Investors to enter into the Purchase Agreement, the Company and the Stockholders have agreed to enter into this Agreement to provide for certain agreements relating to approval of the terms of the Warrants thereof;


         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties to this Agreement hereby agree as follows:

         1. AGREEMENT TO VOTE SHARES. Each Stockholder agrees that, at any special or annual meeting of stockholders of the Company, such Stockholder shall vote all shares of Common Stock registered in its, his or her name or beneficially owned by it, him or her as of the record date of the meeting at which the matter is considered (including without limitation any and all other capital stock of the Company legally or beneficially acquired by such Stockholder after the date hereof) to approve and ratify the Warrants and any future adjustments to the exercise price


                                       1
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pursuant to the terms of the Warrants. Each Stockholder represents to the CSFB
Investors that as of the date hereof such Stockholder owns the number of outstanding shares of Common Stock set forth opposite such Stockholder's name on the attached Schedule I.

         2. SUCCESSORS, ASSIGNS AND TRANSFEREES. The terms and provisions of this Agreement shall not bind, inure to the benefit of or be enforceable by or against the successors, assigns or transferees of each of the parties hereto. No party hereto may assign its rights under this Agreement.

         3. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, and such additional instruments as may be concurrently executed and delivered pursuant to this Agreement, constitutes the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings other than those expressly set forth herein or in the documents delivered concurrently herewith. This Agreement may be amended only by a written instrument duly executed by all the parties hereto.

         4. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement.

         5. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given if so given) by hand delivery, facsimile or by mail (registered or certified, postage prepaid, return receipt requested) to the respective parties as follows:

                  If to Brigham:
                           Brigham Exploration Company
                           6300 Bridge Point Parkway
                           Building Two, Suite 500
                           Austin, Texas 78730
                           Attention: Ben M. "Bud" Brigham
                           Fax No:  (512) 427-3400

                  If to any of the CSFB Investors:
                           Global Energy Partners
                           1100 Louisiana Street
                           Houston, Texas 77002
                           Fax:  713-890-1429
                           Attn:  Steven A. Webster

                           and

                           CSFB Private Equity
                           11 Madison Avenue
                           New York, New York 10010
                           Fax:  917-326-8076
                           Attn:  Ivy Dodes


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                           with a copy to:
                                    Gardere Wynne Sewell LLP
                                    1000 Louisiana, Suite 3400
                                    Houston, Texas 77002
                                    Attention: N.L. Stevens III
                                    Telefax: 713-276-5807

                  If to Ben M. Brigham:
                           Ben M. Brigham
                           Brigham Exploration Company
                           6300 Bridge Point Parkway
                           Building Two, Suite 500
                           Austin, Texas 78730
                           Fax No:  (512) 427-3400

                  If to Anne L. Brigham:
                           Anne L. Brigham
                           Brigham Exploration Company
                           6300 Bridge Point Parkway
                           Building Two, Suite 500
                           Austin, Texas 78730
                           Fax No:  (512) 427-3400

                  If to Harold D. Carter:
                           Harold D. Carter
                           5949 Sherry Lane, Suite 1475
                           Dallas, Texas 75225
                           Fax No.:  (214) 692-7820

                  If to General Atlantic Partners III, L.P.:
                           General Atlantic Partners III, L.P.
                           c/o General Atlantic Service Corporation
                           3 Pickwick Plaza
                           Greenwich, CT  06830
                           Attention:  Mr. Thomas J. Murphy
                           Fax No:  (203) 622-8818

                  If to GAP-Brigham Partners, L.P.:
                           GAP-Brigham Partners, L.P.
                           c/o General Atlantic Service Corporation
                           3 Pickwick Plaza
                           Greenwich, CT  06830
                           Attention:  Mr. Thomas J. Murphy
                           Fax No:  (203) 622-8818


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


                  If to GAP Coinvestment Partners II, L.P.:
                           GAP Coinvestment Partners II, L.P.
                           c/o General Atlantic Service Corporation
                           3 Pickwick Plaza
                           Greenwich, CT  06830
                           Attention:  Mr. Thomas J. Murphy
                           Fax No:  (203) 622-8818

                  If to Aspect Resources, LLC:
                           Aspect Resources, LLC
                           511 16th Street, Suite 300
                           Denver, CO  80202
                           Attention:  Mr. Paul D. Favret
                           Fax No:  (303) 573-7340

                  If to any of the officers of Brigham:
                           Brigham Exploration Company
                           6300 Bridge Point Parkway
                           Building Two, Suite 500
                           Austin, Texas 78730
                           Attention: [name of officer]
                           Fax No:  (512) 427-3400

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         6. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without reference to the conflict of laws principles thereof.

         7. WAIVER. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

         8. CHALLENGES TO AGREEMENT. In the event that any part of this Agreement or any transaction contemplated hereby is temporarily, preliminarily or permanently enjoined or restrained by court of competent jurisdiction, the parties hereto shall use their reasonable best efforts to cause any such injunction or restraining order to be vacated or dissolved or otherwise declared or determined to be of no further force or effect.

         9. SPECIFIC PERFORMANCE. Each of the Stockholders acknowledges and agrees that irreparable harm would occur if any provision of this Agreement were not performed in accordance with the terms thereof, or were otherwise breached, and that such harm could not be remedied by an award of damages. Accordingly, each of the Stockholders agrees that any non-breaching party shall be entitled to an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof.

         10. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but each of which together shall constitute one and the same Agreement.


                                    * * * * *


         IN WITNESS WHEREOF, and intending to be legally bound hereby, each of the undersigned parties has executed or caused this Agreement to be executed on the date first above written.


                                                BRIGHAM EXPLORATION COMPANY



                                                By:    /s/ Ben M. Brigham
                                                       -----------------------
                                                Name:  Ben M. Brigham
                                                Title: CEO and President



                                                /s/ Ben M. Brigham
                                                ------------------------------
                                                Ben M. Brigham



                                                /s/ Anne L. Brigham
                                                ------------------------------
                                                Anne L. Brigham



                                                /s/ Harold D. Carter
                                                ------------------------------
                                                Harold D. Carter





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                                                 /s/ Eugene B. Shepherd
                                                ------------------------------
                                                 Eugene B. Shepherd



                                                 /s/ David T. Brigham
                                                ------------------------------
                                                 David T. Brigham



                                                 /s/ A. Lance Langford
                                                ------------------------------
                                                 A. Lance Langford



                                                 /s/ Jeffrey E. Lapson
                                                ------------------------------
                                                 Jeffery E. Larson



                                                 /s/ Malcolm Brown
                                                ------------------------------
                                                 Malcolm Brown



                                                 /s/ Warren Ludlow
                                                ------------------------------
                                                 Warren Ludlow






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                                           GENERAL ATLANTIC PARTNERS III, L.P.
                                           By GAP III Investors, Inc.
                                           Its General Partner


                                           By:  /s/ Stephen P. Reynolds
                                               ---------------------------------
                                           Name:  Stephen P. Reynolds
                                           Title: President



                                           GAP-BRIGHAM PARTNERS, L.P.


                                           By:  /s/ Stephen P. Reynolds
                                               ---------------------------------
                                           Name:  Stephen P. Reynolds
                                           Title: General Partner



                                           GAP COINVESTMENT PARTNERS II, L.P.


                                           By:  /s/ Thomas J. Murphy
                                               ---------------------------------
                                           Name:  Thomas J. Murphy
                                           Title: Attorney-in-Fact



                                           ASPECT RESOURCES, LLC


                                           By:  /s/ Scott Ritger
                                               ---------------------------------
                                           Name:  Scott Ritger
                                           Title: Manager






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THE CSFB INVESTORS:

DLJ MERCHANT BANKING PARTNERS III, L.P.

By:  DLJ MERCHANT BANKING III, INC.,
     its Managing General Partner


By:  /s/ Robert Cabes
     -------------------------------------
         Robert Cabes
         Attorney-in-Fact



DLJ MERCHANT BANKING III, INC., AS ADVISORY
GENERAL PARTNER ON BEHALF OF
DLJ OFFSHORE PARTNERS III, C.V.


By:  /s/ Robert Cabes
     -------------------------------------
         Robert Cabes
         Attorney-in-Fact



DLJ MERCHANT BANKING III, INC., AS ADVISORY
GENERAL PARTNER ON BEHALF OF DLJ OFFSHORE
PARTNERS III-1, C.V. AND AS ATTORNEY-IN-FACT FOR
DLJ MERCHANT BANKING III, L.P., AS ASSOCIATE
GENERAL PARTNER OF DLJ OFFSHORE PARTNERS III-1, C.V.


By:  /s/ Robert Cabes
     -------------------------------------
         Robert Cabes
         Attorney-in-Fact



DLJ MERCHANT BANKING III, INC., AS ADVISORY
GENERAL PARTNER ON BEHALF OF
DLJ OFFSHORE PARTNERS III-2, C.V. AND
AS ATTORNEY-IN-FACT FOR DLJ MERCHANT BANKING III, L.P.,
AS ASSOCIATE GENERAL PARTNER OF
DLJ OFFSHORE PARTNERS III-2, C.V.


By:  /s/ Robert Cabes
     -------------------------------------
         Robert Cabes
         Attorney-in-Fact



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

DLJ MB PARTNERSIII GmbH & CO. KG

By:      DLJ MERCHANT BANKING III, L.P.,
         its Managing Limited Partner

         By:  DLJ MERCHANT BANKING III, INC.,
              its General Partner


         By:  /s/ Robert Cabes
              ----------------------------------
              Robert Cabes
              Attorney-in-Fact



MILLENNIUM PARTNERS II, L.P.

By:      DLJ MERCHANT BANKING III, INC.,
         its Managing General Partner


         By:  /s/ Robert Cabes
              ----------------------------------
              Robert Cabes
              Attorney-in-Fact



MBP III PLAN INVESTORS, L.P.

By:      DLJ LBO PLANS MANAGEMENT CORPORATION,
         its Managing General Partner


         By:  /s/ Robert Cabes
              ----------------------------------
              Robert Cabes
              Attorney-in-Fact






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                                   SCHEDULE I



                                                     NUMBER OF OUTSTANDING
STOCKHOLDER                                          SHARES OF COMMON STOCK
-----------                                          ----------------------

Ben M. and Anne L. Brigham, collectively             3,671,774
Harold D. Carter                                     314,893
General Atlantic Partners III, L.P.                  2,679,418
GAP-Brigham Partners, L.P.                           127,725
GAP Coinvestment Partners II, L.P.                   975,610
Aspect Resources, LLC                                487,805
Brigham Officers:                                    193,252 (in the aggregate)
Eugene B. Shepherd
David T. Brigham
Lance Langford
Jeffery E. Larson
Malcolm Brown
Warren Ludlow